UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Trustees (the “Audit Committee”) of Pennsylvania Real Estate Investment Trust (the “Company”) recently engaged in a competitive request for proposals process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. On March 14, 2022, the Audit Committee approved the engagement of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and notified its then current independent registered public accounting firm, KPMG LLP (“KPMG”), that it would be dismissed. Both the engagement and the dismissal were effective immediately upon the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, which occurred on March 15, 2022.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

•

KPMG’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2021 contained a separate paragraph stating that the Company has identified an issue that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through March 14, 2022, there were no (1) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for:

•

The material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2021 related to (i) identifying and assessing risks of misstatement to ensure management review controls are designed, implemented, and operating at a level to effectively respond to those risks, (ii) monitoring the consistent operation of internal control over financial reporting and remediation of known control deficiencies, and (iii) evaluating the reliability of information used in management review controls.

•

The material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2020 related to (i) attracting and retaining sufficient personnel with requisite financial expertise, (ii) the assessment of the risk of fraud, including risks of management override of controls and proper segregation of duties, and (iii) assessing changes in the external environment and the potential impact of those changes on the design, operating effectiveness and monitoring of internal controls over financial reporting.

The Company’s management and Audit Committee discussed the material weaknesses in the internal control over financial reporting with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the successor accountant concerning the material weaknesses.

The Company provided KPMG with a copy of the current report on Form 8-K. The Company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated March 18, 2022, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through March 14, 2022, neither the Company nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304); or (iii) any reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

EXHIBIT

Exhibit Number	Description

16.1	Letter from KPMG

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 18, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel